Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Prospectus Supplement, which supplements the Registration Statement on Form S-3 no. 333-73606, of our report dated January 31, 2003, relating to the balance sheet of AmeriCredit Automobile Receivables Trust 2003-A-M, which appears in such Prospectus Supplement.

We also consent to the reference to us under the heading “Experts” in such Prospectus Supplement.

/s/ PricewaterhouseCoopers LLP

Fort Worth, Texas

April 14, 2003